Exhibit 10.8

                                 AMENDMENT AGREEMENT


                    This Amendment Agreement is made this 12th day of

          March, 1996, between Manufacturers and Traders Trust Company, a

          New York banking organization having its chief executive office at One M&T Plaza, Buffalo, New York 14240, (the "Bank") and

          American Locker roup Incorporated, a Delaware business

          corporation having its chief executive office at 15 West Second

          Street, Jamestown, New York 14701, (the "Borrower").



                    WHEREAS, the Bank and the Borrower previously entered

          into a Corporate Term Loan Agreement dated August 30, 1991, which was amended by an Amendment Agreement dated as of May 1, 1994 (as so amended, the "Loan Agreement"); and



                    WHEREAS, the Bank and the Borrower now desire to amend

          certain provisions of the Loan Agreement;



                    NOW, THEREFORE, effective as of the date of this

          Amendment Agreement, the Bank and the Borrower agree that:



                    1.   Sections 2 and 3 of the Loan Agreement are amended

          in their entirety to read as follows:





                    2.   LOAN.

                    a. Making and Obtaining Loan. Upon and subject to each term and condition of this Agreement, the Bank shall make the Loan to the Borrower, and the Borrower shall obtain the Loan from the Bank. The principal amount of the Loan shall be $1,800,000.

                    b. Termination of Obligation. Any obligation of the Bank to make the Loan shall terminate no later than March 30, 1996.

                    c. Repayment. The Borrower shall repay the principal amount of the Loan to the Bank in 36 monthly installments of $50,000 each, with the first of such installments to become due on March 31, 1996 and one of such installments to become due on the last day of each succeeding calendar month through February 28, 1999, when the Borrower shall repay the outstanding principal amount of the Loan to the Bank and pay to the Bank all interest owing pursuant to this Agreement and remaining unpaid and all other amounts owing by the Borrower to the Bank pursuant to this Agreement and remaining unpaid.

                    d. Optional Repayment in Advance. The Borrower shall have the option of repaying the principal amount of the Loan to the Bank in advance in full or in part at any time and from time to time; provided, however, that (i) the amount of any such repayment in part shall be an integral multiple of $50,000 and (i) upon making any such repayment in full the Borrower shall pay to the Bank all interest owing pursuant to this Agreement and remaining unpaid and all other amounts owing by the Borrower to the Bank pursuant to this Agreement and remaining unpaid. Each such repayment in part shall be applied to the installments of the principal amount of the Loan in the inverse order of such installments becoming due.

                    e. Interest. From and including the date the Loan is made to but not including the date the outstanding principal amount of the Loan is repaid in full, the Borrower shall pay to the Bank interest, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on such outstanding principal amount at a rate per year that shall (i) on each day beginning before the maturity, whether by acceleration or otherwise, of such outstanding principal amount be 1/4% above the rate in effect such day as the Bank's Prime Rate and (ii) on each day subsequent to the last day described in clause
                         (i) of this sentence be 3% above the rate in effect such subsequent day as the Bank's Prime Rate; provided, however, that (A) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (B) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by the Bank, shall be refunded to the Borrower, it being the intention of the Bank and of the Borrower that such interest not be payable at a rate in excess of such maximum rate. Except as otherwise provided in Section 2c of this Agreement, payments of such interest shall become due on the last day of each calendar month, beginning on March 31, 1996.

                    f. General Provisions as to Repayment and Payment. Repayment of the principal amount of the Loan, payment of all interest owing pursuant to this Agreement and payment of all other amounts owing by the Borrower to the Bank pursuant to this Agreement shall be made in lawful money of the United States and in immediately available funds at the banking office of the Bank located at One M&T Plaza, Buffalo, New York, or at such other office of the Bank as may at any time and from time to time be specified in any notice delivered, given or sent to the Borrower by the Bank. No such repayment or payment shall be deemed to have been received by the Bank until received by the Bank at the office of the Bank determined in accordance with the preceding sentence, and any such repayment or payment received by the Bank at such office after 2:00 P.M. on any day shall be deemed to have been received by the Bank at the time such office opens for business on the next business day of the Bank. If the time by which any of the principal amount of the Loan is to be repaid is extended by operation of law or otherwise, the Borrower shall pay interest on the outstanding portion thereof during such period of extension as provided in Section 2e of this Agreement.

                    3. PREREQUISITES TO LOAN. The obligation of the Bank to make the Loan shall be conditioned upon the following:

                    a. No Default. (i) There not having occurred or existed at any time during the period beginning on the date of this Agreement and ending at the time the Loan is to be made, and there not existing at the time the Loan is to be made, any Event of Default or Potential Event of Default and (ii) the Bank not believing in good faith that any Event of Default or Potential Event of Default has so occurred or existed or so exists;

                    b. Representations and Warranties. (i) Each representation and warranty made in this Agreement being true and correct as of all times during the period beginning on the date of this Agreement and ending at the time the Loan is to be made and as of the time the Loan is to be made, except to the extent updated in (A) a certificate executed by the Chief Executive Officer or the President or a Vice President of the Borrower and by the chief financial officer of the Borrower and received by the Bank before the time the Loan is to be made or
                         (B) Exhibit A attached to and made a part of this Agreement, (ii) each other representation and warranty made to the Bank by or on behalf of the Borrower or by or on behalf of any Subsidiary or Other Obligor before the time the Loan is to be made being true and correct as of the date thereof, except to the extent updated in (A) a certificate executed by the Chief Executive Officer or the President or a Vice President of the Borrower and by the chief financial officer of the Borrower and received by the Bank before the time the Loan is to be made or (B) Exhibit A attached to and made a part of this Agreement,
                         (iii) each financial statement provided to the Bank by or on behalf of the Borrower or by or on behalf of any Subsidiary or Other Obligor before the time the Loan is to be made being true and correct as of the date thereof and (iv) the Bank not believing in good faith that (A) any such representation or warranty, except as so updated, was or is other than true and correct as of any such time, or as of such date, of determination of the truth and correctness thereof or (B) any such financial statement was other than true and correct as of the date thereof;

                    c. Proceedings. The Bank being satisfied as to each corporate or other proceeding in connection with any transaction contemplated by this Agreement; and

                    d. Receipt by Bank. The receipt by the Bank at or before the time the Loan is to be made of the following, in form and substance satisfactory to the Bank:

                         i.        A Promissory Note, appropriately
                                   completed and duly executed by the
                                   Borrower;

                         ii.       A Ratification of General Guaranty
                                   Agreement, appropriately completed and
                                   duly executed by American Locker
                                   Security Systems, Inc.;

                         iii.      A Ratification of General Guaranty
                                   Agreement, appropriately completed and
                                   duly executed by American Locker
                                   Company, Inc.;

                         iv. A certificate executed by the Chief Executive Officer or the President or a Vice President of the Borrower and by the chief financial officer of the Borrower and stating that (A) there did not occur or exist at any time during the period beginning on the date of this Agreement and ending at the time the Loan is to be made, and there does not exist at the time the Loan is to be made, any Event of Default or Potential Event of Default and (B) each representation and warranty made in this Agreement was true and correct as of all times during the period beginning on the date of this Agreement and ending at the time the Loan is to be made and is true and correct as of the time the Loan is to be made, except to the extent updated in a certificate executed by the Chief Executive Officer or the President or a Vice President of the Borrower and by the chief financial officer of the Borrower and received by the Bank before the time the Loan is to be made.

                         v. Evidence that each of the Borrower and all Subsidiaries is at the time the Loan is to be made in good standing under the law of the jurisdiction in which it is incorporated;

                         vi. A copy of the certificate or articles of incorporation or other charter document of each of the Borrower and all Subsidiaries certified by its Secretary to be complete and accurate at the time the Loan is to be made;

                         vii.      A copy of the by-laws or other
                                   organizational document of each of the
                                   Borrower and all Subsidiaries certified
                                   by its Secretary to be complete and
                                   accurate at the time the Loan is to be
                                   made;

                         viii.     Evidence of the taking, and of the
                                   continuation in full force and effect at the time the Loan is to be made, of each corporate or other action of the Borrower or of any other Person necessary to authorize the obtaining of the Loan by the Borrower, the execution, delivery to the Bank and performance of each Loan Document and the imposition or creation of any security interest, mortgage and other lien and encumbrance imposed or created pursuant to any Loan Document;

                         ix. Evidence that each requirement contained in any Loan Document with respect to insurance is being met at the time the Loan is to be made;

                         x. Each additional writing required by any Loan Document or deemed necessary or desirable by the Bank at the sole option of the Bank; and

                         xi.       Payment of all costs and expenses
                                   payable pursuant to the first sentence
                                   of Section 8 of this Agreement at or
                                   before the time the Loan is to be made.

                    2.   Section 4a of the Loan Agreement is amended in its

          entirety to read as follows:

                         a. Use of Proceeds. The proceeds of the Loan will be used only (i) to refinance existing indebtedness of the Borrower to the Bank in the approximate outstanding principal amount of $800,000 and (ii) to pay the 1995 tax obligations of the Borrower.

                    3.   The reference in Section 5c of the Loan Agreement

          to "1,800,000" is changed to "2,500,000."


                    4.   The reference in Section 5d of the Loan Agreement

          to "$2,200,000" is changed to "$2,500,000."


                    5.   The Loan Agreement is changed by this Amendment

          Agreement only to the extent that it is specifically amended by this Amendment Agreement, and, as so amended, the Loan Agreement shall remain in full force and effect.  Effective as of the date of this Amendment Agreement, references in the Loan Agreement to

          "this Agreement" shall be deemed to be references to the Loan

          Agreement as amended by this Amendment Agreement.



                    IN WITNESS WHEREOF, the Bank and the Borrower have

          caused this Amendment Agreement to be duly executed on the date shown at the beginning of this Amendment Agreement.

                                   MANUFACTURERS AND TRADERS TRUST COMPANY



                                   By /s/ Richard D. Bagosy
                                      ---------------------------------
                                   Title Banking Officer

                                   AMERICAN LOCKER GROUP INCORPORATED


                                   By /s/    Harold J. Ruttenberg
                                      ---------------------------------
                                             Harold J. Ruttenberg
                                             Chief Executive Officer

                                     EXHIBIT A TO
                                 AMENDMENT AGREEMENT
                                        DATED
                                    MARCH 12, 1996
                                       BETWEEN
                       MANUFACTURERS AND TRADERS TRUST COMPANY
                                         AND
                          AMERICAN LOCKER GROUP INCORPORATED


                    [Section numbers refer to section of the Corporate Loan

          Agreement, as amended]


                    Section 4(b).  The following sets forth the name and

          jurisdiction of the present Subsidiaries of the Borrower and the percentage of voting stock owned, directly or indirectly, by

          Borrower:

                                                                 Percentage
                                                                 of Voting
                                             Jurisdiction        Securities
                                                  of             Owned by
                    Name                     Organization        Borrower
                    ----                     ------------        ----------

          American Locker Company, Inc.      Delaware              100%

          American Locker Company of         Dominion of           100% (1)
            Canada, Ltd.                     Canada

          Canadian Locker Company, Ltd.      Dominion of           100% (2)
                                             Canada

          American Locker Security           Delaware              100%
            Systems, Inc.

          American Locker Security           Virgin Islands        100% (1)
           Systems International

                    (1)  Owned by American Locker Security Systems, Inc.

                    (2)  Owned by American Locker Company of Canada, Ltd.

                    Section 4(d).  The disclosure on this Schedule A,

          Section 4(b), sets forth the corporate structure of the Borrower and its Subsidiaries.


                    Section 4(e).  The disclosure in this Schedule A,

          Section 4(q), sets forth certain matters regarding environmental compliance by the Borrower and its Subsidiaries.


                    Section 4(m)  Leases.

               Obligor                       Monthly Rent   Expiration
               -------                       ------------   ----------

           1.  Borrower - Pittsburgh, PA     $ 1,200.00     12/31/96
               Executive Office

           2.  Borrower - Jamestown, NY      $ 4,862.50     5/31/96
               Corporate Office

           3.  Canadian Locker Company,    CA$ 1,491.83     3/31/98
               Ltd. ("CLCL") Toronto,
               Ont. Office - Nuggett St.

           4.  CLCL Toronto-Progress Court CA$ 2,616.07     2/28/99

           5.  CLCL - Calgary              CA$  850.01      1/1/97

           6.  American Locker               $ 5,447.08     4/30/97
               Security Systems, Inc.
               ("ALSSI")- National Service
               Center, Elk Grove Village IL

           7.  ALSSI - Hartford, CN          $   400.00     10/31/96
               Sales Office

           8.  ALSSI  - Snellville, GA       $   210.00     12/31/96
               Sales Office

           9.  ALSSI - Mesquite, Texas       $   575.00     11/30/96
               Sales Office

          10.  ALSSI - Jamestown, NY         $ 8,416.00     11/15/96
               Warehouse-Assembly

          11.  ALSSI - Huntington Beach, CA  $   582.00     6/30/96

          12.  Vehicle Leases
               United States (11 autos)      $ 5,016.18     Various through
                                                            2/97
               Canada        (3 autos)     CA$ 1,453.86     Various through
                                                            5/98

               Fork Lifts (2)                $   882.84     Various through
                                                            9/98

                    Section 4(q) Judgments and Litigation.


          1.        Four female former employees of the Borrower have

                    alleged in suits entitled Derr et al. v. American

                    Locker Group, Inc., 94-CV-0515S(M), (US District Court

                    for Western District of New York) that they were the

                    victims of sex discrimination in their terminations

                    and/or compensation and seeking unspecified damages.

                    The Borrower has filed an answer denying all charges.

                    Discovery is completed and the Borrower has filed a

                    Motion for Summary Judgment on all counts.  The Motion

                    is under consideration by the Court.


                    Additional Information


          1.        By letter dated June 29, 1994, counsel for Gowanda

                    Electronics ("Gowanda") informed the Borrower that

                    Gowanda intended to pursue claims against the Borrower

                    for costs and damages allegedly incurred by Gowanda as

                    a result of environmental contamination at Gowanda's

                    property in Gowanda, New York (the "Property").  The

                    Property was sold by a predecessor of the Borrower, the

                    AVM Corporation, to Gowanda in 1978.  According to

                    Gowanda, groundwater and soil at the Property exhibit

                    contamination with petroleum products, solvents, and

                    metals.  Gowanda stated that the Borrower was

                    responsible for this contamination and, therefore, is

                    liable to Gowanda for past and future remediation costs under the Comprehensive Environmental Response,

                    Compensation and Liability Act, the New York Navigation

                    Law, and various common law theories.  Gowanda also

                    stated that it will seek additional damages from the

                    Borrower if the environmental conditions at the

                    Property prevent Gowanda's potential sale of the

                    Property.


          2.        In July 1994, the Borrower was notified by the

                    Department of Law of the State of New York that the

                    State of New York believes that the Borrower, Bristol-

                    Myers Squibb Company, Inc., General Electric, Inc.,

                    Pass & Seymour, Inc. and R. E. Dietz are liable for

                    past and future investigation and remediation costs

                    related to the site in Pompey, New York, previously

                    operated by Solvent Savers, Inc. as a spent solvent

                    recovery facility.  The defense of this suit has been

                    assumed by the Borrower's insurance carrier, with a

                    reservation of rights.

                                     Exhibit 10.4

                      FIRST AMENDMENT TO MANUFACTURING AGREEMENT


                    This First Amendment made as of May 3, 1995, to

          Manufacturing Agreement dated December 29, 1989 between SIGNORE,

          INC., a Delaware corporation ("Seller") and AMERICAN LOCKER

          SECURITY SYSTEMS, INC., a Delaware corporation ("Buyer").



                    WHEREAS, Seller and Buyer are parties to a

          Manufacturing Agreement dated December 29, 1989, (the "Original

          Agreement"); and



                    WHEREAS, Seller and Buyer wish to extend the term of

          the Original Agreement and make certain amendments thereto.



                    NOW, THEREFORE, for good and valuable consideration and

          intending to be legally bound hereby, Seller and Buyer agree as follows:

               1.   All defined terms used herein shall have the

                    definitions set forth in the Original Agreement.

               2.   Section 2 of the Original Agreement is amended and

                    restated as follows:

                         2.  Term.

                                   The term of the Agreement shall expire

                              on April 30, 2000, provided, however, that it

                              may be terminated by Buyer or Seller on one hundred eighty-five (185) days written notice to the other party.



               3.   Buyer and Seller acknowledge that as of December 31,

                    1994, the Remaining Inventory Value of Locker Inventory

                    (as defined in Section 3(f) of the Original Agreement)

                    was $1,177,220.85 (prior to recognition of obsolete

                    inventory described in Section 4(i) below).  In

                    accordance with the provisions of Section 3(f) of the

                    Original Agreement, Buyer shall pay to Seller the sum

                    of $212,015.64 in accordance with the following

                    schedule:

                              Payment Date                  Amount
                              ------------                  ------

                              April 20, 1995                $42,415.64

                              May 20, 1995                   42,400.00

                              June 20, 1995                  42,400.00

                              July 20, 1995                  42,400.00

                              August 20, 1995                42,400.00

                                                            -----------

                                   TOTAL                   $212,015.64

                                                           ============



               4.   Buyer and Seller agree (i) that as of December 31,

                    1994, Locker Inventory contained $17,636.00 in obsolete

                    inventory which was scrapped and deducted from the

                    calculation of Remaining Inventory Value (as defined in

                    Section 3(f) of the Original Agreement;  (ii) that

                    Remaining Inventory Value was reduced by the withdrawal

                    by ALSSI in 1991 of Locker Inventory with a value of

                    $72,701.35; and (iii) that Locker Inventory determined

                    on a proforma basis as of December 31, 1994 as if all

                    payments required under Section 3 hereof had been made

                    as of that date was $1,159,584.85 (i.e. Initial Locker

                    Inventory of $1,037,906.56 less $72,701.35 less $17,636

                    plus $212,015.64).



               5.   Except as expressly provided herein, the Original

                    Agreement shall remain unamended and in full force and

                    effect.

                    WITNESS the due execution hereof.

                                             SIGNORE, INC.

                                             By /s/Alexander N. Ditonto
                                                ------------------------
                                             Title President

                                             AMERICAN LOCKER SECURITY
                                             SYSTEMS, INC.

                                             By /s/Harold J. Ruttenberg
                                                -------------------------
                                             Title Chairman

                                    Exhibit 10.15

                     SECOND AMENDMENT TO MANUFACTURING AGREEMENT

                    This Second Amendment made as of March 15, 1996, to Manufacturing Agreement dated December 29, 1989 between SIGNORE, INC., a Delaware corporation ("Seller") and AMERICAN LOCKER SECURITY SYSTEMS, INC., a Delaware corporation ("Buyer").

                    WHEREAS, Seller and Buyer are parties to a Manufacturing Agreement dated December 29, 1989, which Agreement was amended pursuant to the First Amendment to Manufacturing Agreement dated as of May 3, 1995 (such Manufacturing Agreement, as amended by such First Amendment to Manufacturing Agreement, is referred to herein as the "Amended Agreement"); and

                    WHEREAS, Seller and Buyer wish to make certain amendments to the Amended Agreement.

                    NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, Seller and Buyer agree as follows:

                    1. All defined terms used herein shall have the definitions set forth in the Amended Agreement.

                    2. Section 2 of the Original Agreement is amended and restated as follows:

                              The term of this Agreement shall expire on April 30, 2000.

                    3. Except as expressly provided herein, the Amended Agreement shall remain unamended and in full force and effect.

                    WITNESS the due execution hereof.

                                             SIGNORE, INC.


                                             By /s/ Alexander N. Ditonto
                                                ---------------------------
                                             Title President

                                             AMERICAN LOCKER SECURITY
                                             SYSTEMS, INC.

                                             By /s/ Harold J. Ruttenberg
                                                ---------------------------
                                             Title Chairman

                          Exhibit 22.1  List of Subsidiaries

          The following companies are subsidiaries of the Company and are included in the consolidated financial statements of the Company:


                                                                 Percentage
                                                                  of Voting
                                          Jurisdiction of        Securities
          NAME                              Organization           Owned
          ----                            ----------------       ----------

          American Locker Security
          Systems, Inc.                   Delaware               100%

          American Locker Company,
          Inc.                            Delaware               100%

          American Locker Company of
          Canada, Ltd.                    Dominion of Canada     100% (1)

          Canadian Locker Company, Ltd.   Dominion of Canada     100% (2)

          American Locker Security
          Systems International           Virgin Islands         100% (1)


          (1)  Owned by American Locker Security Systems, Inc.

          (2)  Owned by American Locker Company of Canada, Ltd.